                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                          JURISDICTION OF
PARENT                                 SUBSIDIARY                      PERCENTAGE OWNED   INCORPORATION
------                                 ----------                      ----------------   ---------------
First Federal of Olathe Bancorp, Inc.  First Federal Savings and Loan        100              Federal
                                       Association of Olathe